                                                                    EXHIBIT 10.3


         ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of May 21, 1999 by and among Initio, Inc., a Nevada corporation with its principal place of business at 2500 Arrowhead Drive, Carson City, NV ("Initio"), America's Shopping Mall, a Nevada corporation with its principal place of business at 382 Route 59, #310, Monsey, NY 10952 ("ASM") and Pioneer Ventures Associates Limited Partnership, a Connecticut limited partnership with its principals place of business at 651 Day Hill Road, Windsor, CT 06095 ("Pioneer"):

         WHEREAS, Initio and Pioneer are parties to a Debenture Commitment Agreement dated February 25, 1998 (the "Debenture Agreement") whereby Pioneer made a loan in the principal amount of Three Million Dollars ($3,000,000) (the "Loan") and Initio issued to Pioneer a Convertible Subordinated Debenture Due May 1, 2003 in the principal amount of Three Million Dollars ($3,000,000) evidencing Initio's obligation to repay the Loan and providing for other terms and conditions (the "Initio Debenture"); and

         WHEREAS, Initio has entered into an Asset Purchase Agreement dated April 21, 1999 with ASM pursuant to which Initio has agreed to sell to ASM and ASM has agreed to purchase from Initio certain assets of Initio specified therein (the "Asset Purchase Agreement"); and

         WHEREAS, ASM and Pioneer have entered into an Investment Agreement dated May 21, 1999 pursuant to which Pioneer has agreed to invest $4,200,000 into ASM and ASM has agreed to issue to Pioneer 10,000 shares of ASM's Series A Senior Convertible Preferred Stock (the "Series A Shares") and 1,000,000 common stock purchase warrants (the "Investment Agreement"); and

         WHEREAS, in connection with the transactions contemplated by the Asset Purchase Agreement and the Investment Agreement, (i) Initio wishes to assign and delegate to ASM, and ASM has agreed to assume, Initio's obligations with respect to Two Million Dollars ($2,000,000) in principal amount of the Initio Debenture, with Initio remaining obligated with respect to the remaining One Million Dollars ($1,000,000) in principal amount of the Initio Debenture, (ii) the parties wish to provide for the issuance of a substitute Initio Debenture in the principal amount of $1,000,000 in the form attached hereto as Exhibit A (the "Substitute Debenture") and the issuance of a debenture from ASM to Pioneer in the principal amount of $2,000,000 evidencing ASM's obligations to Pioneer in the form attached hereto as Exhibit B (the "ASM Debenture") and (iii) Pioneer wishes to consent to such delegation and assumption and the issuance of the Substitute Debenture and the ASM Debenture, all upon the terms and subject to the conditions of this Agreement:

         NOW, THEREFORE, the parties hereto, in consideration of the mutual promises contained herein, and intending to be legally bound do hereby agree as follows:

         1. Partial Assignment of Initio Debenture and Delegation of
Obligations.

         (a) Initio hereby assigns to ASM, and delegates to ASM, Initio's obligations as to $2,000,000 in principal amount of the Initio Debenture, together with all associated obligations under the Debenture Agreement and the Loan (collectively, the "Initio Obligations").

         (b) ASM hereby accepts the assignment and delegation by Initio to ASM of the Initio Obligations and agrees to be bound by the terms of the Debenture Agreement applicable to Initio to the fullest extent as if ASM had been an initial party thereto.

         (c) Pioneer hereby consents to the assignment and delegation by Initio to ASM of the Initio Obligations, the surrender of the Initio Debenture and the issuance of the Substitute Debenture and the ASM Debenture;

all pursuant to the terms, and subject to the conditions, contained in this Agreement.

         The assignments and assumptions under this Agreement shall be effective as of May 1, 1999.

         2. Debenture Agreement in Full Force and Effect.

         Other than the reduction in the principal amount of the Initio Debenture from $3,000,000 to $1,000,000 the Debenture Agreement shall remain in full force and effect without modification of any kind. Any provisions of the Debenture Agreement applicable to the Initio Debenture shall automatically, without any further action of the parties, be applicable to the Substitute Debenture.

         3. Issuance of Substitute Debentures.

         At the Closing hereunder, (i) Pioneer shall surrender the Initio Debenture to Milberg Weiss Bershad Hynes & Lerach LLP, as Escrow Agent under the Escrow Agreement among Initio, Pioneer and the Escrow Agent entered into in connection with the Debenture Agreement, (ii) Initio shall issue and deliver to, and for the benefit of, Pioneer the Substitute Debenture and ASM shall issue and deliver to, and for the benefit of, Pioneer the ASM Debenture.

         4. Representations and Warranties of Initio.

         Initio hereby represents and warrants to and for the benefit of
Pioneer:

         (a) all of the representations and warranties of Initio in the Debenture Agreement remain true, accurate and complete as of the date hereof;

         (b) (i) Initio has fully complied with the terms and conditions of the Debenture and the Debenture Agreement applicable to Initio, (ii) the Principal Shareholders of Initio have fully complied with the terms and conditions of the Voting Agreement among the Principal Shareholders and Pioneer and (iii) there is no event of default existing under the Initio Debenture, the Debenture Agreement or the Voting Agreement, nor is there any state of events currently existing that, with notice or the passage of time, or both would constitute such an event of default; and

         (c) there have been no conversions or redemptions under the Initio Debenture, nor have any notices been given or received by Initio relating to any such conversion or redemption.

         5. Representations and Warranties of ASM.

         ASM hereby represents and warrants to and for the benefit of Pioneer:

         (a) all of the representations and warranties of ASM contained in the Investment Agreement are true, accurate and complete; and

         (b) there is no event of default existing under the Investment Agreement, the certificate of designation for the Series A Shares, the Warrants, the Voting Agreement among the Principal Shareholders of ASM and Pioneer dated May 21, 1999, or any of the Acquisition Agreements (as defined in the Investment Agreement) nor is there any state of events currently existing that, with notice or the passage of time, or both would constitute such an event of default.

         6. Expenses.

         Initio and ASM jointly and severally agree to indemnify Pioneer from any and all expenses resulting from the surrender and cancellation of the Initio Debenture and the issuance of the Substitute Debenture and the ASM Debenture, including without limitation any transfer taxes.

         7. Binding Effect.

         This Agreement shall be binding upon the successors and assigns of the parties. The parties shall execute and deliver such further and additional instruments, agreements, and other documents as may be necessary to evidence or carry out the provisions of this Agreement.

         8. Notices.

         All notices or other documents under this Agreement shall be in writing and delivered personally or mailed by certified mail, postage prepaid, addressed to the parties at their respective addresses first above written.

         9. Waiver; Modifications.

         This Assignment and Assumption Agreement may only be modified in a writing signed by the all parties hereto.

         10. Headings.

         Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

         11. Governing Law.

         This agreement shall be governed by the laws of The State of New York without effect to its conflicts of law provisions.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


INITIO, INC.


By:________________________
         Name:
         Title:


AMERICA'S SHOPPING MALL, INC.


By:  /s/ [ILLEGIBLE]
   --------------------------
         Name:
         Title:


PIONEER VENTURES ASSOCIATES LIMITED PARTNERSHIP

By:      Pioneer Ventures Corp.
         Managing Member of the
         Partnership's General Partner,
         Ventures Management Partners LLC


By:  /s/ John F. Ferraro
   --------------------------
         John F. Ferraro
         Director

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement") made the 21st day of May, 1999 by DEERSKIN TRADING POST, INC. ("Deerskin"), as Tenant, a Nevada corporation having an office at 2500 Arrowhead Drive, Carson City, Nevada 89706 and AMERICA'S SHOPPING MALL, INC. ("Assignee") a Nevada corporation having an office at 382 Rte. 59, #310, Monsey, New York 10952.

                               W I T N E S E T H:

         WHEREAS, Deerskin is party to a lease agreement dated October 13, 1998 (the "Lease"), with Green Street Corner, Inc. ("Landlord"), a copy of which is attached hereto as Exhibit A;

         WHEREAS, Deerskin possesses all right, title and interest in and to the Lease, as tenant, and desires to sell, assign, and transfer the Lease to Assignee, and Assignee desires to accept such sale, assignment and transfer, upon the terms and conditions hereinafter set forth; and

         WHEREAS, so far as is known, Deerskin and the Landlord have no claims or defenses against the other by reason of the Lease.

         NOW THEREFORE, in consideration of the mutual promises contained herein, and for $10 and other good and valuable consideration, the receipt of which is acknowledged, the parties agree as follows:

         1. Assignment. Deerskin hereby sells, assigns and transfers to Assignee all of Deerskin's right, title and interest in and to the Lease. The foregoing sale, assignment and transfer is made without any recourse whatsoever to Deerskin and without any representations or warranties, express or implied, of any nature whatsoever.

         2. Acceptance and Indemnification. Assignee hereby accepts the foregoing sale, assignment, and transfer and promises to pay all rent and additional rent and to faithfully perform all other covenants, stipulations, agreements, and obligations under the Lease accruing on and after the date hereof, or otherwise attributable to the period commencing on said date and continuing thereafter, and Deerskin shall be responsible for the period prior thereto, subject to the provisions of the Asset Purchase Agreement between Deerskin and Assignee, dated April 21, 1999. Assignee shall indemnify and save Deerskin harmless from any and all claims, demands, actions, causes of action, suits, proceedings, damages, liabilities and costs and expenses of every nature whatsoever which relate to the Lease or the premises demised thereunder arising on or after the date hereof.

         3. Consent of Landlord. Deerskin agrees to use its best efforts to obtain the Landlord's consent to the assignment of the Lease and the release of Deerskin's obligations under the Lease. In the event Deerskin is unable to obtain such consent, Deerskin shall use its best efforts to obtain for Assignee the benefits of the Lease.

         4. Assignee's Expenses. All taxes and other governmental charges and fees, including, without limitations, any and all transfer taxes, stamp taxes, sales taxes, and recording fees, relating to the transaction evidenced by this Agreement shall be paid by Assignee.

         5. Binding Effect. This Agreement shall be binding upon the successors and assigns of the parties. The parties shall execute and deliver such further and additional instruments, agreements, and other documents as may be necessary to evidence or carry out the provisions of this Agreement.

         6. Entire Agreement. This Agreement supersedes all agreements previously made between the parties relating to its subject matter.

         7. Notices. All notices or other documents under this Agreement shall be in writing and delivered personally or mailed by certified mail, postage prepaid, addressed to the parties at their respective addresses first above written.

         8. Non-waiver. No delay or failure by either party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

         9. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

         10. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                        AMERICA'S SHOPPING MALL, INC.

                                        By   /s/ [ILLEGIBLE]
                                           --------------------------------
                                                                    (Title)

                                        DEERSKIN TRADING POST INC.

                                        By   /s/ Martin Fox
                                           --------------------------------
                                              Martin Fox, Chairman